Exhibit 99.2

TOWER BANCORP INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	THREE	THREE
	MONTHS	MONTHS
	03-31-08	03-31-07
INTEREST INCOME

INTEREST AND FEES ON LOANS	$7,091,772	$6,929,887
INTEREST ON INVESTMENT SECURITIES	912,674	773,092
INTEREST ON FED FUNDS SOLD	167,678	479,035

	$8,172,124	$8,182,014

INTEREST EXPENSE

INTEREST ON DEPOSITS	2,492,212	2,931,168
INTEREST ON OTHER BORROWED MONEY	524,211	513,723

	$3,016,423	$3,444,891

NET INTEREST INCOME	$5,155,701	$4,737,123
PROVISION FOR LOAN LOSSES	400,000	150,000

NET INTEREST INCOME AFTER PROVISION	$4,755,701	$4,587,123

OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	999,502	906,465
OTHER OPERATING INCOME	110,742	155,164
INVESTMENT SECURITIES GAINS (LOSSES)	396,708	1,213,120

	$1,506,952	$2,274,749

OTHER EXPENSES:
SALARIES,WAGES AND OTHER BENEFITS	$2,263,906	$2,135,052
OCCUPANCY EXPENSE	276,903	271,568
FURNITURE AND FIXTURE EXPENSE	704,756	662,903
OTHER OPERATING EXPENSES	1,085,368	1,130,309

	$4,330,933	$4,199,832

INCOME BEFORE TAXES	$1,931,720	$2,662,040
APPLICABLE INCOME TAXES	447,456	692,602

NET INCOME	$1,484,264	$1,969,438

NET INCOME PER SHARE:	$0.64	$0.84

NUMBER OF SHARES OUTSTANDING	2,315,900	2,355,030